UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2009

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Newport Place, Suite 600 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 6, 2009, the SEC issued an Order Instituting Administrative Proceedings Pursuant to Section 15(b) of the Securities Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions as to Grant Bettingen, Inc. (GBI Order), our broker-dealer subsidiary; and an Order Instituting Administrative Proceedings Pursuant to Section 15(b) of the Securities Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions as to M. Grant Bettingen (Bettingen Order), the chairman and Managing Director of Investment Banking  GBI.

The GBI Order finds that GBI, failed reasonably to supervise a broker in connection with purported private placement offerings of the securities of two limited liability companies from January 2004 through December 2005.

The Bettingen Order finds that M. Grant Bettingen failed reasonably to supervise the broker because he did not have a supervisory policy in place at GBI regarding the sale of securities in private placement offerings until November 2004.

The GBI Order censures GBI and requires GBI to pay disgorgement of $88,675 and prejudgment interest of $8,460.51. GBI consented to the issuance of the GBI Order without admitting or denying any of the findings in the GBI Order. The Bettingen Order requires Bettingen to pay a $35,000 civil penalty. The Order also bars Bettingen from associating in a supervisory capacity with any broker or dealer with a right to reapply after three years. Bettingen consented to the issuance of the Bettingen Order without admitting or denying any of the findings in the Bettingen Order.

Pursuant to the terms of the Bettingen Order, Mr. Bettingen will not act in a supervisory capacity at GBI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: March 16, 2009